UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2013

Trius Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Cubist Pharmaceuticals, Inc.
65 Hayden Avenue

Lexington, MA 02421
(781) 860-8660

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 30, 2013, Trius Therapeutics, Inc., a Delaware corporation (“Trius”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cubist Pharmaceuticals, Inc. (“Parent”), a Delaware corporation, and BRGO Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on August 13, 2013 to acquire all of the outstanding shares of common stock of Trius at a purchase price of $13.50 per share in cash (the “Closing Amount”) plus one non-transferrable contingent value right (“CVR”) per share, which represents the right to receive up to $2.00 if specified sales milestones are achieved within an agreed upon time period (collectively, the Closing Amount and one CVR, the “Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 13, 2013, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On September 11, 2013, Parent announced the completion of the Offer. The initial offering period of the Offer expired at 9:00 a.m. Eastern time on September 11, 2013. According to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), as of 9:00 a.m. Eastern time on September 11, 2013, a total of 31,716,214 shares of Trius common stock was validly tendered and not withdrawn in the Offer, which represented approximately 65% of all issued and outstanding shares of Trius common stock.  Purchaser has accepted for payment all shares of Trius common stock that were validly tendered and not withdrawn.

On September 11, 2013, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option, provided for in Section 1.5 of the Merger Agreement, to purchase directly from Trius an additional number of shares of Trius common stock sufficient to give Purchaser ownership of at least 90% of the then outstanding shares of each class of capital stock of Trius entitled to vote on the transaction, when combined with the shares Purchaser purchased in the Offer. Pursuant to the exercise of this top-up option, Purchaser purchased directly from Trius a total of 121,334,448 newly issued shares of Trius common stock (the “Top-Up Shares”) at a price of $13.68 per share in consideration for a combination of cash and a promissory note issued to Trius in the aggregate amount of $1,659,855,249. Following the purchase of the Top-Up Shares, on September 11, 2013, Purchaser effected a short-form merger (the “Merger”) of Purchaser with and into Trius under Delaware law, without the need for a meeting of Trius’s stockholders, with Trius surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Trius common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Consideration (other than shares of Trius common stock that are held by Parent or Purchaser, by Trius as treasury stock, or by stockholders, if any, who properly exercise appraisal rights under Delaware law).

Parent provided sufficient funds to Purchaser to acquire all of the outstanding shares of Trius common stock. The aggregate consideration, in the Offer and the Merger (as defined below), for all of the outstanding shares of common stock of Trius is approximately $658 million in upfront cash payments (such payments to be paid out of current unrestricted funds of Parent) and 48,721,843 CVRs, which represent the right to receive up to a maximum aggregate amount of $97,443,686 if specified sales milestones are achieved within an agreed upon time period.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated herein by reference.

As a result of the Merger, Trius no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on September 11, 2013, at Trius’ request, Nasdaq filed with the U.S. Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the

Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 above is incorporated herein by reference.

The Top-Up Shares were offered and sold to Purchaser in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each issued and outstanding share of Trius common stock (other than shares held in the treasury of Trius and shares owned by the Purchaser or Parent) was converted into the right to (i) receive from Trius the Consideration, or (ii) seek appraisal of such shares under Delaware law. At the Effective Time, Trius stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in Trius (other than their right to receive the Consideration) and accordingly no longer have any interest in Trius’ future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth under Item 2.01 above is incorporated herein by reference.

As a result of the Merger, a change of control of Trius occurred and Trius has become a wholly-owned subsidiary of Parent.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time on September 11, 2013, each of Jeffrey Stein, Ph.D., David S. Kabakoff, Brian G. Atwood, Karin Eastham, Seth H. Z. Fischer, Nina Kjellson, Brendan O’Leary, Theodore R. Schroeder and Paul Truex resigned from the Board of Directors, and any committee thereof, of Trius. Upon consummation of the Merger and pursuant to the Merger Agreement, Michael W. Bonney, Thomas DesRosier and Michael Tomsicek, each of whom is an officer of Purchaser, became the directors of Trius.

Pursuant to the terms of the Merger Agreement, the executive officers of Purchaser immediately prior to the Effective Time became the executive officers of Trius following the Merger.  The new executive officers of Trius are Michael W. Bonney, Thomas DesRosier and Michael Tomsicek.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the Effective Time, Trius’s certificate of incorporation and by-laws were amended and restated in their entirety to be identical to the certificate of incorporation and by-laws of Purchaser as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Trius Therapeutics, Inc.”  Copies of the restated certificate of incorporation and by-laws of Trius are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01     Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(b)                                 Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(d)                                 Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Trius Therapeutics, Inc.

3.2	Amended and Restated By-Laws of Trius Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013

Trius Therapeutics, Inc.

	By:	/s/ THOMAS DESROSIER
	Name:	Thomas DesRosier
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Trius Therapeutics, Inc.

3.2	Amended and Restated By-Laws of Trius Therapeutics, Inc.